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Exhibit 99.4 - Memorandum of Intent dated October 6, 1994 between
               Hudson United Bank and Shoppers



                      MEMORANDUM OF INTENT


          Set forth below is an outline of the principal points which have been included in discussions between the undersigned relative to the purchase of all of the capital stock of SHOPPERS CHARGE ACCOUNTS CO., a New Jersey corporation (the "Company"), by HUDSON UNITED BANK, a New Jersey banking corporation, and/or one or more of its affiliates (the "Buyer"). Each of BERNARD EICHENBAUM and DAVID LEFF (the "Voting Shareholders") owns 250,000 shares of Class B common stock of the Company (the "Voting Stock"), which constitutes 100% of the issued voting stock of the Company. Three other individuals (the "Other Shareholders") own the remainder of the issued capital stock of the Company, which consists of 8,000 shares of Class A non-voting stock (all of the Company's shareholders being collectively referred to herein as the "Shareholders"). Our discussions after the date hereof would be directed toward reaching a mutually satisfactory Definitive Agreement (the "Definitive Agreement") governing such purchase (the "Purchase"). The consummation of such purchase is referred to as the "Closing."

          We expect to proceed with such discussions on the fol-lowing assumptions:

          1. The Shareholders would sell and the Buyer would pur-chase all of the capital stock (voting and non-voting) of the Company (the "Stock") so that upon the Closing the Buyer will be the sole shareholder of the Company. The Stock would be conveyed free and clear of all liens and encumbrances. It is understood that the Other Shareholders are not parties to this Memorandum of Intent and that, if one or more of the Other Shareholders does not agree to execute the Definitive Agreement, the parties hereto would cooperate to restructure the transaction in order to enable the Buyer to acquire 100% ownership of the Company. Notwithstanding the foregoing, the Company and the Voting Shareholders would use their best efforts to persuade the Other Shareholders to execute the Definitive Agreement, but the Voting Shareholders would not be required to allocate a disproportionate share of the Purchase Price to the Other Shareholders in order to induce them to execute the Definitive Agreement.

          2. The aggregate purchase price for the Stock would be Eighteen Million Five Hundred Thousand Dollars ($18,500,000), payable by delivery of the Buyer's promissory notes which would mature on the first business day of January, 1995. Such notes (i) would bear interest at the rate paid by Hudson United Bank as of the Closing on its money market type deposit accounts, (ii) would not be subject to set off (but would provide for the establishment of an escrow in accordance with the indemnification provisions of the Definitive Agreement), (iii) would not be subject to prepayment, and (iv) would be unsecured, except that if the Buyer is not Hudson United Bank the payment of such notes would be guaranteed by Hudson United Bank.

          3. As part of the transaction, and without any additional consideration, Mr. Eichenbaum and Mr. Leff would agree to provide transition and consulting services to the Buyer for a period of three (3) years after the Closing. Each of such individuals would be expected to devote no more than 80 hours per year, would provide services at mutually convenient times, and would be reimbursed for direct expenses. Messrs. Eichenbaum and Leff would not be required to be present at the offices of the Company or the Buyer on any particular schedule, and would be free to vacation and travel as they see fit, provided that they are reasonably available for consultation with executives of the Company and the Buyer in person or by telephone at mutually convenient times. In the case of Mr. Leff, who is an attorney, the services to be provided would not include specific legal services but may include advice as to legal procedures followed by the Company and other general advice on legal-related matters. The liability of each of Mr. Eichenbaum and Mr. Leff to the Company or the Buyer arising out of or in connection with his performance or failure to perform such services would in no event exceed an amount to be agreed upon in connection with his performance or failure to perform such services in any year. Without limiting the foregoing, Mr. Eichenbaum and Mr. Leff would have no liability to the Company or the Buyer for consequential or special damages arising out of or in connection with his performance or failure to perform such services. Neither Mr. Eichenbaum nor Mr. Leff would have any liability as a result of his failure to perform such services due to death, disability, incapacity or any other cause beyond his reasonable control. Neither Mr. Eichenbaum nor Mr. Leff would have any liability arising out of or in connection with the other's performance or failure to perform such services.

          4. It would be a condition of the Shareholders' obligation to close that the Buyer obtain releases of the personal guarantees made by the Shareholders of the Company's bank debt.

          5.   (a)   The Buyer, the Company and the appropriate
Shareholders would, effective upon the Closing, enter into an agreement under which (i) the Company would purchase all equipment it currently leases from an affiliate of the Voting Shareholders at a purchase price equal to the amount such affiliate owes to Hudson United Bank, and (ii) such affiliates would immediately repay such indebtedness to Hudson United Bank. It is understood that certain of such leased equipment is subleased by the Company to the law firm of Eichenbaum, Kantrowitz, Leff & Gulko (the "Law Firm"). Notwithstanding the foregoing, such subleased equipment would not be purchased by the Company and after the Closing would be directly leased from affiliates of the Shareholders to the Law Firm.

               (b) The Shareholders and their affiliates would repay in full at or prior to January, 1995 (or such other time as may be agreed upon) all outstanding indebtedness of any of them due or to become due to the Company.

               (c) The Voting Shareholders would use their best efforts (i) to cause the Company's landlord to find a replacement tenant as soon as practicable after the Closing such that the Company would be able to vacate without continuing liability the office building it occupies in Jersey City effective on a date in the first half of 1995 selected by the Buyer or as soon as possible thereafter, provided that the Voting Shareholders would not be obligated to cause the landlord to accept a replacement tenant on financial terms which are less advantageous overall to the landlord than those of the current lease, and (ii) to cause all subtenants of the Company to become direct tenants of the Company's landlord at or before the Closing, with a corresponding reduction in the Company's rent and amount of space.

          6. The following would occur prior to the execution of the Definitive Agreement:

               (a) The Company and Hudson United Bank would jointly (i) contact selected dealers of the Company, (ii) contact the Company's employees to inform them of the proposed Purchase and
(iii) request that certain key employees execute Employment and Non-Competition Agreements which would become effective only if and when the Closing occurs;

               (b)   The Buyer would have completed and been
satisfied in its sole discretion with its review of the business, records and properties and other assets of the Company; and

               (c) All necessary board actions and/or corporate approvals would have occurred or been received.

          7. The details of carrying out the transactions des-cribed above and the conditions and provisions thereof would be as may be agreed upon by the parties and, if agreed upon, would be set forth in the Definitive Agreement to be entered into by October 18, 1994 or as soon as practicable thereafter. The Definitive Agreement would contain, among other provisions:

               (a) A date for the Closing of November 1, 1994, or as soon as practicable thereafter;

               (b) Representations and warranties by the Company and the Shareholders as to the assets, liabilities, results of operations, financial statements, environmental situations and compliance, and other matters relating to the Company and its business;

               (c) Indemnification from the Company and the Shareholders with respect to liability (or claims with respect thereto) for violations of law (including consumer protection laws), misrepresentation, breach of warranty, and other matters, with the escrow of a portion of the purchase price as security for such indemnification (the amount and form of such escrow, appropriate threshold and maximum indemnity amounts and appropriate survival periods to be negotiated);

               (d) Non-competition and non-disclosure agreements from the Voting Shareholders;

               (e) Conditions to the Closing including (i) receipt of third party (including supplier, customer and lender) consents, if necessary, and (ii) receipt of approvals, if neces-sary, of banking authorities and other governmental entities, including compliance to the extent required with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and

               (f) Such other provisions concerning the purchase of a business of this type, including certificates and opinions and other actions and documentation, as the parties would deem appropriate, including but not limited to provisions pertaining to the following: (i) company cars and office furnishings, (ii) split dollar life insurance policies on the lives of the Voting Shareholders, (iii) bonus/profit sharing arrangements with respect to Messrs. Eichenbaum and Leff for 1994, (iv) payments to other executives of the Company under bonus compensation agreements and incentive plans for 1994, (v) termination of certain benefit plans which are sponsored by the Company (and which in some cases are jointly sponsored by the Law Firm), (vi) employee benefit issues such as contributions to the Company's defined contribution plan for 1994 and vesting and similar credit to be given Company employees for purposes of the Buyer's benefit programs, and (vii) participation by a representative of the Voting Shareholders in IRS examinations of the Company for periods prior to the Closing; it being understood that various items may result in adjustments to the Purchase Price.

          8. In order to enable the Buyer to make an investiga-tion of the business and affairs of the Company, as soon as pos-sible the Company will provide the Buyer and its financial advisor, counsel, accountants, engineers and other representatives full access (during normal business hours and on reasonable notice) to, and complete information concerning, all aspects of the operations of the Company, including all books, records (including tax returns filed and those in preparation), customer lists, financial state-ments, contracts, commitments and other documents or instruments of the Company, as well as complete access (during normal business hours and on reasonable notice) to all its properties, personnel and independent certified public accountants, provided that on-site access to the Company's facilities will be restricted until the fact that the Company has entered into this Memorandum of Intent has been made public. The Company will also cause its independent certified public accountants to provide the Buyer and its financial advisor, counsel, accountants and other representatives full access to the audit work papers and other records pertaining to the Company in the possession, custody or control of such independent certified public accountants.

          9. The Company will not, without the prior written consent of the Buyer, engage in any transaction or any activity not in the ordinary course of business.

          10. Neither the Company and the Shareholders, nor any of their respective representatives or agents, will solicit, entertain or enter into any agreement or understanding or engage in any discussions with any person or entity other than the Buyer or a representative thereof with respect to the acquisition (by purchase, merger or otherwise) of any or all of the capital stock, assets or business of the Company. The Company and the Sharehold-ers will immediately notify Hudson United Bank of any expression of interest by any third party with respect to such an acquisition, including the details thereof.

          11. None of the parties hereto will, without the prior consent of the other parties, issue any press releases, public announcements, statements or reports regarding this Memorandum of Intent or the transactions contemplated hereby, except as may be required by law, including without limitation as may be required by the regulations of the SEC or banking authorities.

          12. The Buyer, and the Company and the Shareholders will each separately bear their expenses, including fees of financial advisors, brokers or finders and the fees and disbursements of counsel and accountants, incurred in connection with this Memoran-dum of Intent and the transactions contemplated hereby, whether or not such transactions are consummated. Not in limitation of the foregoing, the parties agree that no broker or finder or other intermediary is involved in the proposed transaction. Each party will indemnify and hold the other parties hereto harmless from any claim by any third party for brokerage or finder's fees arising out of the transactions contemplated hereunder based upon any action or communication, or alleged action or communication, by the indemni-fying party or any of his or its agents or representatives.

          13. Subject to Section 15 hereof, this Memorandum of Intent may be terminated at any time by any party hereto by written notice to the other parties. In the event that this Memorandum of Intent is terminated at any time after a public announcement of the proposed Purchase has been made, the Company and the Voting Shareholders will pay to Hudson United Bank (and will be jointly and severally obligated to so pay), an amount in cash equal to the Termination Fee (as hereinafter defined) if, within one year after such termination, all or any substantial part of the capital stock, assets or business of the Company is acquired by any person (other than the Buyer) by means of a merger, stock purchase, asset pur-chase or other business combination (the "Acquisition"). As used in this Memorandum of Intent the "Termination Fee" shall mean (i) where termination was by Hudson United Bank because of its failure to be satisfied with the financial situation of the Company or because Hudson United Bank does not have available sufficient financial resources to consummate the Purchase, an amount equal to zero (-0-); (ii) where the termination was by Hudson United Bank for any other reason, an amount equal to fifty percent (50%) of the Excess Amount, (iii) where termination was by the Company or either of the Voting Shareholders, an amount equal to one hundred percent (100%) of the Excess Amount. As used in this Memorandum of Intent, the "Excess Amount" shall mean the excess of (A) the value of the Company as indicated by the consideration for the Acquisition over
(B) the purchase price contained in Section 2 of this Memorandum of Intent. Payment of the amounts due pursuant to this Section 13 shall be deemed to be liquidated damages and shall constitute complete satisfaction of any and all claims of the Buyer on account of such termination.

          14. The Confidentiality Agreement dated as of August 16, 1994 between the Company and HUBCO, Inc. is hereby ratified and confirmed and shall remain in full force and effect in accordance with its terms. Hudson United Bank hereby agrees that it is bound by said Confidentiality Agreement as fully as if it were a signatory thereto. Disclosures pursuant to this Memorandum of Intent shall be governed by the terms of said Confidentiality Agreement, including without limitation Section 6 thereof.

          15. This Memorandum of Intent and the parties' execution hereof is not intended as, nor shall it create, a legally binding commitment on the part of either party for any purpose, except that
(i) Sections 8 through 12 hereof shall be binding until this Memorandum of Intent shall have been terminated by any party hereto (and, if later, Section 10 hereof shall be binding after such termination until October 30, 1994), and (ii) Sections 13 and 14 hereof shall be binding until and after any such termination. No party shall be under any legal obligation with respect to the transactions contemplated in Sections 1 through 7 of this Memorandum of Intent or otherwise unless and until a mutually ac-ceptable Definitive Agreement has been negotiated, approved by the boards of directors of all corporate parties and by any other authorities deemed necessary by such parties, and has been properly executed and delivered by all parties intending to be bound there-by. Until such execution and delivery of such a Definitive Agreement, any party hereto may terminate all negotiation and discussion of the subject matter hereof without recourse or liability, except as set forth in Sections 13 and 14 hereof. The understanding contained in this paragraph is intended by the parties to control over any contrary or inconsistent statement, whether written or oral and to whomever made, or any action or course of conduct, whether such statement, action or course of conduct has occurred or occurs hereafter.

          16. This Memorandum of Intent may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated:  October 6, 1994              HUDSON UNITED BANK


                                     By:
                                     Name: Kenneth T. Neilson
                                     Title: President



Dated:  October 6, 1994              SHOPPERS CHARGE ACCOUNTS CO.


                                     By:
                                     Name: David Leff
                                     Title: President



Dated:  October 6, 1994
                                     BERNARD EICHENBAUM



Dated:  October 6, 1994
                                     DAVID LEFF